Exhibit 99.4

We hereby consent to (i) the inclusion of our opinion letter dated December 18, 2019, to the Board of Directors of TiVo Corporation (“TiVo”) as Annex C to the joint proxy statement/prospectus which forms a part of the registration statement on Form S-4 of XRAY-TWOLF Holdco Corporation (“XRAY-TWOLF”), filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”) relating to the proposed transactions involving TiVo, Xperi Corporation, XRAY-TWOLF, XRAY Merger Sub Corporation, TWOLF Merger Sub Corporation and (ii) all references to such opinion in the sections captioned “Summary—Opinion of TiVo’s Financial Advisor,” “Adoption of the Merger Agreement—Background of the Mergers,” “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—TiVo’s Reasons for the Mergers,” and “Adoption of the Merger Agreement—Recommendation of the TiVo Board of Directors—Opinion of TiVo’s Financial Advisor,” of such joint proxy statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ LionTree Advisors LLC

New York, New York

February 18, 2020